Exhibit – (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our name as the Funds’ independent registered public accounting firm in the filing of the Post-Effective Amendment to the Registration Statement on Form N-1A of GraniteShares ETF Trust for the GraniteShares 1.5x Long AAL Daily ETF, GraniteShares 1x Short AAL Daily ETF, GraniteShares 1.5x Short AAL Daily ETF, GraniteShares 1x Short AAPL Daily ETF, GraniteShares 1.5x Short AAPL Daily ETF, GraniteShares 1.75x Short AAPL Daily ETF, GraniteShares 1x Short AMD Daily ETF, GraniteShares 1.25x Short AMD Daily ETF, GraniteShares 1x Short COIN Daily ETF, GraniteShares 1.5x Short COIN Daily ETF, GraniteShares 1.5x Long JPM Daily ETF, GraniteShares 1x Short JPM Daily ETF, GraniteShares 1.5x Short JPM Daily ETF, GraniteShares 1.5x Long LCID Daily ETF, GraniteShares 1x Short LCID Daily ETF, GraniteShares 1.5x Short LCID Daily ETF, GraniteShares 1x Short META Daily ETF, GraniteShares 1.5x Short META Daily ETF, GraniteShares 1x Short NVDA Daily ETF, GraniteShares 1.5x Short NVDA Daily ETF, GraniteShares 1.5x Long RIVN Daily ETF, GraniteShares 1x Short RIVN Daily ETF, GraniteShares 1.5x Short RIVN Daily ETF, GraniteShares 1.75x Long TSLA Daily ETF, GraniteShares 1.5x Long TSLA Daily ETF, GraniteShares 1.5x Short TSLA Daily ETF, GraniteShares 1.75x Short TSLA Daily ETF, GraniteShares 1.5x Long XOM Daily ETF, GraniteShares 1x Short XOM Daily ETF, GraniteShares 1.5x Short XOM Daily ETF each a series of shares of GraniteShares ETF Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 28, 2023